EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ziff Davis, Inc.
New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-149641, 333-64986, 333-135340, 333-55402, 333-31064 and 333-203913) of Ziff Davis, Inc. ("Company") of our reports dated March 1, 2023, relating to the consolidated financial statements, and the effectiveness of the Company’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Los Angeles, California

March 1, 2023